Exhibit 10.1









                               OPERATING AGREEMENT

                                       FOR

                                WELL RENEWAL, LLC

                       A NEVADA LIMITED LIABILITY COMPANY






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         THE SECURITIES REPRESENTED BY THIS AMENDED AND RESTATED OPERATING
         AGREEMENT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED


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                                TABLE OF CONTENTS
                                                                            PAGE
ARTICLE I
   DEFINITIONS.................................................................1
         1.1 "Act" ............................................................1
         1.2 "Affiliate" ......................................................1
         1.3 "Agreement" ......................................................1
         1.4 "Articles" .......................................................1
         1.5 "Bankruptcy" .....................................................2
         1.6 "Capital Account" ................................................2
         1.7 "Capital Contribution" ...........................................2
         1.8 "Code" ...........................................................2
         1.9 "Company" ........................................................2
         1.10 "Company Minimum Gain" ..........................................2
         1.11 "Corporations Code" .............................................2
         1.12 "Dissolution Event" .............................................2
         1.13 "Distributable Cash" ............................................2
         1.14 "Economic Interest" .............................................2
         1.15 "Economic Interest Owner" .......................................3
         1.16 "Fiscal Year" ...................................................3
         1.17 "Former Member" .................................................3
         1.18 "Former Member's Interest" ......................................3
         1.19 "Majority in Interest" ..........................................3
         1.20 "Majority of Members" ...........................................3
         1.21 "Manager" .......................................................3
         1.22 "Member" ........................................................3
         1.23 "Member Nonrecourse Debt" .......................................3
         1.24 "Member Nonrecourse Deductions" .................................3
         1.25 "Membership Interest" ...........................................3
         1.26 "Name Assets" ...................................................3
         1.27 "Net Profit" and "Net Loss" .....................................3
         1.28 "Nonrecourse Liability" .........................................3
         1.29 "Percentage Interest" ...........................................3
         1.30 "Person" ........................................................4
         1.31 "Regulations" ...................................................4
         1.32 "Remaining Members" .............................................4
         1.33 "Tax Matters Partner" ...........................................4
ARTICLE II
   ORGANIZATIONAL MATTERS......................................................4
         2.1 Formation.........................................................4
         2.2 Name..............................................................4
         2.3 Term..............................................................4
         2.4 Office and Agent..................................................4
         2.5 Addresses of the Members and Manager..............................4
         2.6 Purpose of Company................................................4

                                       ii
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ARTICLE III
   CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS..............................5
         3.1 Initial Capital Contributions.....................................5
         3.2 Additional Capital Contributions..................................5
         3.3 Capital Accounts..................................................5
         3.4 No Interest.......................................................6
         3.5 No Right to Return of Capital.....................................6
ARTICLE IV
   MEMBERS.....................................................................6
         4.1 Limited Liability.................................................6
         4.2 Admission of Additional Members...................................7
         4.3 Withdrawals or Resignations.......................................7
         4.4 Termination of Membership Interest................................7
         4.5 Transactions With The Company.....................................7
         4.6 Remuneration to Members...........................................7
         4.7 Meetings of Members...............................................7
         4.8 Members Are Not Agents............................................9
         4.9 Voting Rights; Approvals..........................................9
ARTICLE V
   MANAGEMENT AND CONTROL OF THE COMPANY......................................10
         5.1 Management of the Company by the Manager.........................10
         5.2 Election of the Manager..........................................10
         5.3 Powers of the Manager............................................11
         5.4 Members Have No Managerial Authority.............................11
         5.5 Performance of Duties; Liability of Manager......................11
         5.6 Devotion of Time.................................................12
         5.7 Transactions between the Company and the Manager.................12
         5.8 Manager Compensation.............................................12
         5.9 Acts of the Manager as Conclusive Evidence of Authority..........12
         5.10 Officers........................................................13
         5.11 Limited Liability...............................................15
ARTICLE VI
   ALLOCATIONS OF NET PROCEEDS AND NET LOSS AND DISTRIBUTIONS.................16
         6.1 Allocations of Net Profit and Net Loss...........................16
         6.2 Special Allocations..............................................17
         6.3 Code Section 704(c) Allocations..................................18
         6.4 Allocation of Net Profit and Loss and Distributions in Respect
             of Transferred Interest..........................................18
         6.5 Distribution of Distributable Cash or Assets by the Company......18
         6.6 Form of Distribution; Reserves...................................19
         6.7 Restriction on Distributions.....................................19
         6.8 Return of Distribution...........................................20
         6.9 Obligations of Members to Report Allocations.....................20

                                      iii
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ARTICLE VII
   TRANSFER AND ASSIGNMENT OF INTERESTS.......................................20
         7.1 Transfer and Assignment of Interests.............................20
         7.2 Further Restrictions on Transfer of Interests....................20
         7.3 Substitution of Members..........................................20
         7.4 Permitted Transfers..............................................20
         7.5 Effective Date of Permitted Transfers............................21
         7.6 Right of Legal Representatives...................................21
         7.7 No Effect to Transfers in Violation of Agreement.................21
         7.8 Right of First Refusal...........................................22
ARTICLE VIII
   CONSEQUENCE OF DEATH, DISSOLUTION, WITHDRAWAL, RETIREMENT OR BANKRUPTCY
   OF MEMBER..................................................................23
         8.1 Dissolution Event................................................23
         8.2 Purchase of Interest.............................................23
         8.3 Purchase Price...................................................23
         8.4 Notice of Intent to Purchase.....................................23
         8.5 Election to Purchase Less Than All of the Former Member's
             Interest.........................................................24
         8.6 Payment of Purchase Price........................................24
         8.7 Closing of Purchase of Former Member's Interest..................24
         8.8 Purchase Terms Varied by Agreement...............................25
ARTICLE IX
   ACCOUNTING, RECORDS, REPORTING BY MEMBERS..................................25
         9.1 Books and Records................................................25
         9.2 Delivery to Members and Inspection...............................26
         9.3 Annual Statements................................................26
         9.4 Financial and Other Information..................................26
         9.5 Filings..........................................................26
         9.6 Bank Accounts....................................................27
         9.7 Accounting Decisions and Reliance On Others......................27
         9.8 Tax Matters for the Company Handled by Manager and Tax Matters
             Partner..........................................................27
ARTICLE X
   DISSOLUTION AND WINDING UP.................................................27
         10.1 Dissolution.....................................................27
         10.2 Certificate of Dissolution......................................28
         10.3 Winding Up......................................................28
         10.4 Distributions in Kind...........................................28
         10.5 Order of Payment of Liabilities Upon Dissolution................29
         10.6 Compliance with Regulations.....................................29
         10.7 Limitations on Payments Made in Dissolution.....................29
         10.8 Articles of Dissolution.........................................29
         10.9 No Action for Dissolution.......................................29
ARTICLE XI
   INDEMNIFICATION AND INSURANCE..............................................30
         11.1 Indemnification of the Manager..................................30
         11.2 Indemnification of Agents.......................................30
         11.3 Insurance.......................................................31

                                       iv
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ARTICLE XII
   MISCELLANEOUS..............................................................31
         12.1 Counsel to the Company..........................................31
         12.2 Conversion......................................................31
         12.3 Complete Agreement..............................................31
         12.4 Binding Effect..................................................31
         12.5 Parties in Interest.............................................31
         12.6 Pronouns; Statutory Reference...................................32
         12.7 Headings........................................................32
         12.8 Interpretation..................................................32
         12.9 References to this Agreement....................................32
         12.10 Jurisdiction...................................................32
         12.11 Disputed Matters...............................................32
         12.12 Appointment of Manager as Attorney-In-Fact.....................32
         12.13 Severability...................................................33
         12.14 Additional Documents and Acts..................................33
         12.15 Notices........................................................33
         12.16 Amendments.....................................................33
         12.17 Reliance on Authorization of Person Signing Agreement..........33
         12.18 No Interest in Company Property; Waiver of Action for
               Partition......................................................33
         12.19 Multiple Counterparts..........................................34
         12.20 Attorney Fees..................................................34
         12.21 Time is of the Essence.........................................34
         12.22 Remedies Cumulative............................................34

Exhibit A      Capital Contribution of Members and Addresses of Members and
               the Manager
Exhibit B      Description of Capital Contribution of Well Renewal, Inc.
Exhibit C      Contract of Assignment of NCO2 Injection Machine
Exhibit D      Contract of Assignment of Mineral Lease


                                       v
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                   OPERATING AGREEMENT FOR WELL RENEWAL, LLC
                               OPERATING AGREEMENT
                                       FOR
                                WELL RENEWAL, LLC
                       A NEVADA LIMITED LIABILITY COMPANY


This Operating Agreement ("Agreement") is made effective as of January 11, 2005, by and among the parties listed on the signature pages hereof (collectively referred to as the "Members" or individually as a "Member"), with reference to the following facts.

         A. On January 11, 2005, Articles of Organization for Well Renewal, LLC (the "Company"), a limited liability company under the laws of the State of Nevada, were filed with the Nevada Secretary of State.

         B. The Members desire to adopt and approve an operating agreement for the Company under the Nevada Limited Liability Company Act, codified in the Nevada Revised Statutes, Sections 86.011 to 86.571, as the same may be amended from time to time (the "Act").

         C. The Members desire to elect one Manager to operate the Company, all as provided in and in accordance with the provisions of this Agreement; and

         D. On and after the effective date of this Agreement, all profits and losses of the Company shall be allocated as provided in this Agreement.

         NOW, THEREFORE, the Members by this Agreement set forth the operating agreement for the Company under the laws of the State of Nevada upon the terms and subject to the conditions of this Agreement.

                                    ARTICLE 1
                                   DEFINITIONS

When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

1.1 "Act" shall mean the Nevada Limited Liability Company Act, codified in the Nevada Revised Statutes, Sections 86.011 to 86.590, as the same may be amended from time to time

1.2 "Affiliate" shall mean any individual, partnership, corporation, trust or other entity or association, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Member.

1.3 "Agreement" shall mean this Operating Agreement, as originally executed and as amended from time to time.

1.4 "Articles" shall mean the Articles of Organization for the Company originally filed with the Nevada Secretary of State as amended from time to time.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC
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1.5 "Bankruptcy" shall mean: (a) the filing of an application by a Member for, or his consent to, the appointment of a trustee, receiver, or custodian of his or her other assets; (b) the entry of an order for relief with respect to a Member in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (c) the making by a Member of a general assignment for the benefit of creditors; (d) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of the assets of a Member unless the proceedings and the person appointed are dismissed within ninety (90) days; or (e) the failure by a Member generally to pay his debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court, or the admission in writing of his inability to pay his debts as they become due.

1.6 "Capital Account" shall mean with respect to any Member the capital account which the Company establishes and maintains for such Member pursuant to Section 3.3.

1.7 "Capital Contribution" shall mean the total value of cash and fair market value of property (including promissory notes or other obligation to contribute cash or property) contributed and/or services rendered or to be rendered to the Company by Members.

1.8 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.

1.9 "Company" shall mean Well Renewal, LLC, a Nevada limited liability company.

1.10 "Company Minimum Gain" shall have the meaning ascribed to the term "Partnership Minimum Gain" in the Regulations Section 1.704-2(d).

1.11 "Corporations Code" shall mean Title 7, Chapter 78 of the Nevada Revised Statutes, as amended from time to time, and the provisions of succeeding law.

1.12 "Dissolution Event" shall mean with respect to any Member one or more of the following: the death, disability (within the meaning of Code Section 22(e)(3)) for a period of in excess of one year, Bankruptcy, withdrawal, expulsion or occurrence of any other event which terminates the continued membership unless the other Member consents to continue the business of the Company pursuant to Section 8.1 and another Member is admitted to the Company, if required by the Corporations Code.

1.13 "Distributable Cash" shall mean the amount of cash which is available for distribution to the Members, taking into account all Company debts, liabilities, and obligations of the Company then due and amounts which is reasonably necessary to place into reserves for customary and usual claims with respect to the Company's business.

1.14 "Economic Interest" shall mean a Member's or Economic Interest Owner's share of one or more of the Company's Net Profit, Net Loss, and distributions of the Company's assets pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including, without limitation, the right to vote or participate in the management.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC
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1.15 "Economic Interest Owner" shall mean the owner of an Economic Interest who is not a Member.

1.16 "Fiscal Year" shall mean the Company's fiscal year, which shall be the calendar year.

1.17 "Former Member" shall have the meaning ascribed to it in Section 8.2.

1.18 "Former Member's Interest" shall have the meaning ascribed to it in Section 8.2.

1.19 "Majority in Interest" shall mean an aggregate Percentage Interest of more than fifty percent (50%) held by Members

1.20 "Majority of Members" shall mean a Member or Members who hold an aggregate Percentage Interest of more than fifty percent (50%) of the Company.

1.21 "Manager" shall mean Well Renewal, Inc.

1.22 "Member" shall mean each Person who (a) is an initial signatory to this Agreement, has been admitted to the Company as a Member in accordance with the Articles or this Agreement or is an assignee who has become a Member in accordance with Article VII and (b) has not resigned, withdrawn, been expelled or, if other than an individual, dissolved.

1.23 "Member Nonrecourse Debt" shall have the meaning ascribed to the term "Partner Nonrecourse Debt" in Regulations Section 1.704-2(b)(4).

1.24 "Member Nonrecourse Deductions" shall mean items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt.

1.25 "Membership Interest" shall mean a Member's entire interest in the Company including the Member's Economic Interest, the right to vote on or participate in the management, and the right to receive information concerning the business and affairs of the Company.

1.26 "Name Assets" shall have the meaning ascribed to it in Section 10.3.

1.27 "Net Profit" and "Net Loss" shall mean the income, gain, loss, deductions, and credits of the Company in the aggregate or separately stated, as appropriate, determined in accordance with generally accepted accounting principles employed under the method of accounting at the close of each fiscal year on the Company's information tax return filed for federal income tax purposes.

1.28 "Nonrecourse Liability" shall have the meaning set forth in Regulations
Section 1.752-1(a)(2).

1.29 "Percentage Interest" shall mean the percentage of a Member set forth opposite the name of such Member under the column "Member's Percentage Interest" in EXHIBIT "A" hereto, as such percentage may be adjusted from time to time pursuant to the terms of this Agreement. Percentage Interests shall be determined annually, unless otherwise provided herein, effective as of the first day of the Company's Fiscal Year but with all distributions under this Agreement to be deemed to have occurred on such day immediately prior to determination of the Percentage Interest of a Member.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC
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1.30 "Person" shall mean an individual, general partnership, limited partnership, limited liability company, corporation, trust, estate, real estate investment trust association or any other entity.

1.31 "Regulations" shall, unless the context clearly indicates otherwise, mean the regulations currently in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code.

1.32 "Remaining Members" shall have the meaning ascribed to it in Section 8.1.

1.33 "Tax Matters Partner" shall be such person designated by the Manager pursuant to Section 9.8.

                                   ARTICLE 2
                             ORGANIZATIONAL MATTERS

2.1 Formation. Pursuant to the Act, the Members have formed a Nevada limited liability company under the laws of the State of Nevada by filing the Articles with the Nevada Secretary of State and entering into this Agreement. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

2.2 Name. The name of the Company shall be "Well Renewal, LLC." The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Manager deems appropriate or advisable. The Company shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Manager considers appropriate or advisable.

2.3 Term. The term of this Agreement shall be co-terminus with the period of duration of the Company provided in the Articles, unless extended or sooner terminated as hereinafter provided.

2.4 Office and Agent. The Company shall continuously maintain an office and registered agent in the State of Nevada as required by the Act. The principal office of the Company shall be as the Manager may determine. The Company also may have such offices, anywhere within and without the State of Nevada, as the Manager from time to time may determine, or the business of the Company may require. The registered agent shall be as stated in the Articles or as otherwise determined by the Manager.

2.5 Addresses of the Members and Manager. The respective addresses of the Members and the Manager are set forth on EXHIBIT A.

2.6 Purpose of Company. The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act. However, the primary business plan of the Company is to obtain revenues via the management and operation of thirty (30) oil wells located in various locations in United States of America, State of Oklahoma, by utilizing a nitrogen and carbon dioxide gas injection unit to "pump up" and re-pressure the wells to increase oil output.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC
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                                   ARTICLE 3
                 CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

3.1 Initial Capital Contributions. The initial Capital Contributions and Percentage Interests of each Member are set forth on EXHIBIT A hereto and incorporated by reference herein. Each Member shall contribute such amount, and/or such property, as is set forth on EXHIBIT A as his or her initial Capital Contribution, which EXHIBIT A shall be revised to reflect the addition of new Members in accordance with Section 4.2 and Article VII.

3.2 Additional Capital Contributions. It is anticipated that additional capital may be required from time to time to pay expenses of the Company. The Members have agreed that all additional Capital Contributions shall be made in the following proportions:

                  Global Resource Corporation                 50%

                  Well Renewal, Inc.                          50%

Any Member who does not contribute his share of any Capital Contribution shall be treated as a "Non-Contributing Member" as described in the following Section 3.2.A. The amount of additional capital to be contributed shall in each instance be determined by the Manager.

         A. In the event that any Member fails for any reason to contribute to the Company his proportionate share on or before any date on which an additional Capital Contribution is due (a "Non-Contributing Member"), then the Manager acting for and on behalf of the Company shall give notice ("Default Notice") to the Non-Paying Member and all other Members of the Company requiring the defaulted amount to be paid within five (5) days thereafter.

         B. If a Non-Contributing Member fails to cure the default within the time period required by the Default Notice, then any remaining Member may make a contribution in excess of his proportionate share (a "Paying Member") up to the whole amount of the default, but after allowing the other Members to contribute their proportionate amount to make up the default.

         C. After the contributions are made by the Paying Member(s), the Paying Members shall receive a priority return of all contributions made pursuant to this Section.

3.3 Capital Accounts. The Company shall establish an individual Capital Account for each Member. The Company shall determine and maintain each Capital Account in accordance with the following provisions:

         A. A Member's Capital Account shall be increased by that Member's Capital Contributions, that Member's Percentage Interest of Net Profit, and any items in the nature of income or gain that are specially allocated to that Member pursuant to Article VI.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC
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         B. A Member's Capital Account shall be increased by the amount of any partnership liabilities assumed by that Member subject to and in accordance with the provisions of Regulation Section ss.1.704-1(b)(2)(iv)(c).

         C. A Member's Capital Account shall be decreased by (a) the amount of cash distributed to that Member; (b) the fair market value of any property of the Company so distributed, net of liabilities secured by such distributed property that the distributee Member is considered to assume or to be subject to under Code Section 752; and (c) the amount of any items in the nature of expenses or losses that are specially allocated to that Member pursuant to
Article VI.

         D. A Member's Capital Account shall be reduced by the Member's Percentage Interest of any expenditures of the Company described in Code Section 705(a)(2)(B) or which are treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i) (including syndication expenses and losses nondeductible under Code Sections 267(a)(1) or 707(b)).

         E. If any Economic Interest (or portion thereof) is transferred, the transferee of such Economic Interest or portion shall succeed to the transferor's Capital Account attributable to such interest or portion.

         F. The principal amount of a promissory note that is not readily traded on an established securities market and that is contributed to the Company by the maker of the note shall not be included in the Capital Account of any Person until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulation Section 1.704-1(b)(2)(iv)(d)(2).

         G. Each Member's Capital Account shall be increased or decreased as necessary to reflect a revaluation of the Company's property assets in accordance with the requirements of Regulation Sections 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(g), including the special rules under Regulation Section 1.701-1(b)(4), as applicable. The provisions of this Agreement respecting the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with those Regulations.

3.4 No Interest. No Member shall be entitled to receive any interest on Capital Contributions.

3.5 No Right to Return of Capital. No Member shall have the right to receive a return of his or her Capital Account unless a Majority in Interest of the Members consent thereto.

                                   ARTICLE 4
                                    MEMBERS

4.1 Limited Liability. Except as required under the Act or as expressly set forth in this Agreement, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC
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4.2 Admission of Additional Members. Additional Members may be admitted to the
Company only upon the approval or consent of a Majority in Interest of the Members. Each additional Member's Capital Contribution, Membership Interest, Percentage Interest, Net Profit, Net Loss, and distributions of the Company shall be determined and approved by a Majority in Interest of the Members. No Person shall be admitted as an additional Member unless such Person executes, acknowledges and delivers to the Company such instruments as the Manager may deem necessary or advisable to effect the admission of such Person as an additional Member, including, without limitation, the written acceptance and adoption by such Person of the provisions of this Agreement. Upon the admission of additional Members, EXHIBIT A to this Agreement will be revised accordingly. Notwithstanding the foregoing, substitute Members may only be admitted in accordance with Article VII.

4.3 Withdrawals or Resignations. No Member may withdraw or resign from the Company at any time. Notwithstanding the foregoing, or in the event this Section
4.3 is deemed invalid, or in the event of any such withdrawal, such Member's Membership Interest shall also be subject to purchase and sale as provided in
Section 8.2.

4.4 Termination of Membership Interest. Upon the transfer of a Member's Membership Interest in violation of this Agreement or the occurrence of a Dissolution Event as to such Member which does not result in the dissolution of the Company, the Membership Interest of a Member may be purchased by the Company or Remaining Members as provided herein. Each Member acknowledges and agrees that such purchase of a Membership Interest upon the occurrence of any of the foregoing events is not unreasonable under the circumstances existing as of the date hereof.

4.5 Transactions With The Company. Subject to any limitations set forth in this Agreement and with the prior approval of the Manager after full disclosure of the Member's involvement, a Member may lend money to and transact other business with the Company. Subject to other applicable law, such Member has the same rights and obligations with respect thereto as a Person who is not a Member.

4.6 Remuneration to Members. Except as otherwise authorized in, or pursuant to, this Agreement, no Member is entitled to remuneration for acting in the Company business, subject to (a) the entitlement of Manager or Members winding up the affairs of the Company to reasonable compensation pursuant to Section 10.3, (b) the entitlement of the Manager to receive reimbursement pursuant to Section 5.8, and (c) the entitlement of officers to receive compensation pursuant to Section 5.10.

4.7      Meetings of Members.

         4.7.1 Date, Time and Place of Meetings of Members. Meetings of Members may be held at such date, time and place within or without the State of Nevada as the Members or Manager may fix from time to time. No annual or regular meetings of Members is required. At any Members' meeting, the Manager shall appoint a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be placed in the minute books of the Company.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC
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         A. Power to Call Meetings. Unless otherwise prescribed by the Act or by the Articles, meetings of the Members may be called upon by the Manager or upon written demand of Members holding more than a ten percent (10%) Percentage Interest for the purpose of addressing any matters.

         B. Notice of Meeting. Written notice of a meeting of Members shall be sent or otherwise given to each Member, either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the Member at the address of that Member appearing on the books of the Company or given by the Member to the Company for the purpose of notice, not less than ten
(10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and the general nature of the business to be transacted. No other business may be transacted at this meeting. Upon written request to the Manager by any person entitled to call a meeting of Members, the Manager shall immediately cause notice to be given to the Members entitled to vote that a meeting will be held at a time requested by the person calling the meeting, not less than ten (10) days nor more than sixty
(60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of a request by any person entitled to call a meeting, the person entitled to call the meeting may give the notice. An affidavit of the mailing or other means of giving any notice of any meeting shall be executed by a Manager or any secretary, assistant secretary or any transfer agent of the Company giving the notice, and shall be filed and maintained in the minute book of the Company.

         C. Quorum. The presence in person or by proxy of a Majority in Interest shall constitute a quorum at a meeting of Members.

         D. Waiver of Notice or Consent. The actions taken at any meeting of Members however called and noticed, and wherever held, have the same validity as if taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Members entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or consents to the holding of the meeting or approves the minutes of the meeting. All such waivers, consents or approvals shall be filed with the Company records or made a part of the minutes of the meeting.

                  Attendance of a person at a meeting shall constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

         E. Action by Written Consent Without a Meeting. Any action that may be taken at a meeting of Members may be taken without a meeting. Unless the consents of all Members entitled to vote have been solicited in writing, (i) notice of any Member's approval of an amendment to the Articles or this Agreement, a dissolution of the Company, or a merger of the Company, without a meeting and by less than unanimous written consent, shall be given at least ten
(10) days before the consummation of the action authorized by such approval, and
(ii) prompt notice shall be given of the taking of any other action approved by Members without a meeting by less than unanimous written consent, to those Members entitled to vote who have not consented in writing.

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

         F. Telephonic Participation by Member at Meetings. Members may participate in any Members' meeting through the use of any means of conference telephones or similar communications equipment as long as all Members participating can hear one another. A Member so participating is deemed to be present in person at the meeting.

         G. Record Date. The record date for determining Members entitled to notice of or to vote at a meeting of Members shall be set by the Manager or, if no date is set, then the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining Members entitled to give consent to Company action in writing without a meeting shall be the day on which the first written consent is given.

         H. Proxies. Every Member entitled to vote shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Manager or the secretary, if any, of the Company. No proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Corporations Code.

         I. No Requirement of Meetings. The provisions of this Section 4.7 govern meetings of the Members if the Members elect, in their discretion, to hold meetings. However, nothing in this Section 4.7 or in this Agreement is intended to require that meetings of Members be held, it being the intent of the Members that meetings of Members are not required.

4.8 Members Are Not Agents. Pursuant to Section 5.1 and the Articles, the management of the Company is vested in the Manager. No Member, acting solely in the capacity of a Member, is an agent of the Company, nor can any Member, in such capacity, bind or execute any instrument on behalf of the Company.

4.9 Voting Rights; Approvals. Except as otherwise expressly provided in this Agreement or the Articles, the Members shall have no voting, approval or consent rights.

         A. Approval by All Members. The following matters shall require the approval or consent of all Members:

                  (i) A decision to compromise the obligation of a Member to make a Capital Contribution or return money or property paid or distributed in violation of the Act shall require the unanimous vote, approval or consent of all Members who are not the subject of a Dissolution Event or an assignor of a Membership Interest; and

                  (ii) Any amendment to the articles or this Agreement.

         B. Majority Approval. The following matters shall require the approval or consent of a Majority of Members:

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

                  (i) At any time prior to one year from the date of this Agreement, the sale, exchange or other disposition of all, or substantially all, of the Company's assets occurring as part of a single transaction or plan, or in multiple transactions over a twelve (12) month period, except in the orderly liquidation and winding up of the business of the Company upon its duly authorized dissolution, provided, however, that each Member, by execution of this Agreement, hereby approves of and consents to a conversion or reorganization as described in Section 12.2, and the Manager may effectuate a conversion or reorganization as described in Section 12.2 without any further action on the part of any Member. Notwithstanding the foregoing provisions of this paragraph, following the expiration of the one year period from the date of this Agreement, the Manager shall have the authority to sell, exchange or dispose of all, or substantially all, of the Company's assets occurring as part of a single transaction or plan, or in multiple transactions over a twelve (12) month period without the approval or consent of a Majority of Members;
                  (ii) The merger of the Company with another limited liability company or limited partnership; provided in no event shall a Member be required to become a general partner in a merger with a limited partnership without his express written consent or unless the agreement of merger provides each Member with the dissenter's rights described in the Act.

                  (iii) The merger of the Company with a corporation or a general partnership or other Person, provided, however, that each Member, by execution of this Agreement, hereby approves of and consents to a conversion or reorganization as described in Section 12.2, and the Manager may effectuate a conversion or reorganization as described in Section 12.2 without any further action on the part of any Member;

                  (iv) An alteration of the primary purpose of the Company as set forth in Section 2.6;

                  (v) Transactions between the Company and a Manager or one or more of such Manager's Affiliates or related parties, or transactions in which a Manager, or one or more of any Manager's Affiliates or related parties, has a material financial interest; and

                  (vi) Any act which would make it impossible to carry on the ordinary business of the Company.

                                   ARTICLE 5
                      MANAGEMENT AND CONTROL OF THE COMPANY

5.1 Management of the Company by the Manager. The business and affairs of the Company shall be managed by the Manager. The Company shall have one (1) Manager. All decisions concerning the management and operation of the Company's business, other than day to day affairs which are delegated to officers of the Company, shall be determined by the Manager.

5.2  Election of the Manager.

     A. Initial Manager. Well Renewal, Inc. is hereby designated as the initial Manager and shall be referred to herein as the "Founding Manager."

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

     B. Resignation. The Manager may resign at any time by giving written notice to the Members without prejudice to the rights, if any, of the Company under any contract to which the Manager is a party. The resignation of the Manager shall take effect upon receipt of that notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of the Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

     C. Removal. A Founding Manager or Manager may be removed by a Majority in Interest of the Members.

     D. Vacancies. If the Founding Manager resigns or dies, a Majority in Interest of the Members shall select a Person to fill the vacancy by an affirmative vote or written consent. Any other vacancy occurring for any reason in the position of a Manager shall be filled by the affirmative vote or written consent of Members holding a Majority in Interest.

     E. Election of non-Founding Manager. A non-Founding Manager shall be elected annually by a Majority in Interest of the Members.

     F. Change in the Number of Managers. A decision to change the number of Managers shall be made only be the unanimous vote, approval or consent of the Members.

5.3 Powers of the Manager. Without limiting the generality of Section 5.1, but subject to this Section 5.3, to the express limitations set forth elsewhere in this Agreement and to the powers and duties of the chairperson or President of the Company, the Manager shall have all necessary powers to manage and carry out the purposes, business, property, and affairs of the Company, including, without limitation, the power to exercise on behalf and in the name of the Company all of the powers described in Corporations Code.

5.4 Members Have No Managerial Authority. The Members, as Members, shall have no power to participate in the management of the Company except as expressly authorized by this Agreement or the Articles and except as expressly required by the Act. Unless expressly and duly authorized in writing to do so by the Manager, or unless acting in the capacity of an officer of the Company, no Member shall have any power or authority to bind or act on behalf of the Company in any way, to pledge its credit, or to render it liable for any purpose.

5.5 Performance of Duties; Liability of Manager. The Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law or of this Agreement by the Manager. The Manager shall perform his managerial duties in good faith, in a manner that he reasonably believes to be in the best interests of the Company and its Members, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. A Manager who so perform the duties of a Manager shall not have any liability by reason of being or having been a Manager of the Company.

         In performing such duties, the Manager shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, of the following persons or groups unless the Manager has knowledge concerning the matter in question that would cause such reliance to be unwarranted and provided that the Manager acts in good faith and after reasonable inquiry when the need therefor is indicated by the circumstances:

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

     A. One or more officers, employees or other agents of the Company who the Manager reasonably believes to be reliable and competent in the matters presented;

     B. Any attorney, independent accountant, or other person as to matters which the Manager reasonably believes to be within such person's professional or expert competence; or

     C. A committee upon which the Manager does not serve, duly designated in accordance with a provision of the Articles or this Agreement, as to matters within its designated authority, which committee the Manager reasonably believes to merit competence.

5.6 Devotion of Time. The Manager is not obligated to devote all of his time or business efforts to the affairs of the Company; provided, however, that any Manager that is also an officer of the Company shall devote all of such Manager's time and business efforts to the affairs of the Company. The Manager shall devote whatever time, effort, and skill as he deems appropriate for the operation of the Company.

5.7 Transactions between the Company and the Manager. Notwithstanding that it may constitute a conflict of interest, Manager may, and may cause one of his Affiliates and/or related parties to, engage in any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property or the rendering of any service, or the establishment of any salary, other compensation, or other terms of employment) with the Company so long as such transaction is not expressly prohibited by this Agreement and so long as the terms and conditions of such transaction, on an overall basis, are fair and reasonable to the Company and are at least as favorable to the Company as those that are generally available from Persons capable of similarly performing them and in similar transactions between parties operating at arm's length, and provided that a Majority of Members having no direct or indirect interest in such transaction (other than their interests as Members) affirmatively vote or consent in writing to approve the transaction.

5.8  Manager Compensation.

     A. Compensation for Services. No Manager shall be entitled to compensation for services rendered to the Company as a Manager; provided, however, that any Manager who is also an officer of the Company may be compensated for services rendered as an officer.

     B. Reimbursement. The Company shall reimburse each Manager for, pre-approved by a Majority in Interest, out-of-pocket expenses incurred in connection with services rendered to the Company as a Manager.

5.9 Acts of the Manager as Conclusive Evidence of Authority. Any note, mortgage, evidence of indebtedness, contract, certificate, statement, conveyance, or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between the Company and any other person, when signed by the Manager is not invalidated as to the Company by any lack of authority of the signing persons in the absence of actual knowledge on the part of the other person that the signing persons had no authority to execute the same.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

5.10     Officers.

     A. Appointment of Officers. The Manager may appoint officers at any time. The officers of the Company, if deemed necessary by the Manager, may include a chairperson, president, vice president, secretary, and chief financial officer. The officers shall serve at the pleasure of the Manager, subject to all rights, if any, of an officer under any contract of employment or as otherwise provided in this Agreement. Any individual may hold any number of offices. No officer need be a resident of the State of Nevada or citizen of the United States. The officers shall exercise such powers and perform such duties as specified in this Agreement and as shall be determined from time to time by the Manager.

     B. Removal, Resignation and Filling of Vacancy of Officers. Subject to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the Manager at any time.

         Any officer may resign at any time by giving written notice to the Manager. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

         A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

         C. Compensation and Operating Expenses. The Members of the Company intend to utilize the $150,000 Capital Contribution of Global Resources Corporation to fund any necessary "start-up" expenses associated with "pumping up" the wells and any required remedial work to the wells. Upon the completion of the initial "start-up of the wells and any required remedial work, the monthly operating expenses of the Company, including the compensation of Officers, agents and employees, shall not exceed $16,875 without the prior consent of a Majority in Interest of the Members.

         D. Duties and Powers of the Chairperson. The chairperson, if such an officer be appointed, shall, if present, preside at meetings of the Members.

Dewayne C. Green shall be the initial chairman. The chairperson shall in addition be the chief executive officer of the Company.

         E. Duties and Powers of the President. Subject to such supervisory powers, if any, as may be given by the Manager to the chairperson, the president shall be the chief operating officer of the Company, and shall, subject to the control of the Manager, have general and active day-to-day management of the business of the Company and shall see that all orders and resolutions of the Members and the Manager are carried into effect.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

         Dewayne C. Green shall be the initial president. The president shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Manager or this Agreement.

         The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Manager to some other officer or agent of the Company.

         F. Duties and Powers of Vice-President. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by a resolution of the Manager, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the Manager by resolution may from time to time prescribe.

         Chris Dunford and William W. Gray shall be the initial vice-presidents. The vice-presidents shall have the general powers and duties of management usually vested in the office of vice-president of a corporation, and shall have such other powers and duties as may be prescribed by the Manager or this Agreement.

         G. Duties and Powers of Secretary. The secretary shall attend all meetings of the Members and, upon election of the Manager, the meetings of the Manager (if any), and shall record all the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the Members and shall perform such other duties as may be prescribed by the Manager. The secretary shall have custody of the seal, if any, and the secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature. The Manager may give general authority to any other officer to affix the seal of the Company, if any, and to attest the affixing by his or her signature.

         The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Company's transfer agent or registrar, as determined by resolution of the Manager, a register, or a duplicate register, showing the names of all Members and their addresses, and their Percentage Interests. The secretary shall also keep all documents described in Section 9.1 and such other documents as may be required under the Act. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the Manager. The secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.

         Chris Dunford shall be the initial secretary.

         H. Duties and Powers of Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, Membership Interests, and Economic Interests. The books of account shall at all reasonable times be open to inspection by any Member and the Manager.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

         The chief financial officer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Manager.

         The chief financial officer shall disburse the funds of the Company as may be ordered by the Manager, taking proper vouchers for such disbursements, and shall render to the president, and the Manager, at their respective regular meetings, or when the Manager so requires, an account of all his or her transactions as treasurer and of the financial condition of the Company.

         The chief financial officer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in this Agreement or from time to time by the Manager. The chief financial officer shall have the general duties, powers and responsibility of a chief financial officer of a corporation, and shall be the chief financial and accounting officer of the Company.

         Chris Dunford shall be the initial chief financial officer.

         I. Acts of Officers as Conclusive Evidence of Authority. Any note, mortgage, evidence of indebtedness, contract, certificate, statement, conveyance, or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between the Company and any other Person, when signed by the chairperson of the board, the president or any vice president and any secretary, any assistant secretary, the chief financial officer, or any assistant treasurer of the Company, is not invalidated as to the Company by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other Person that the signing officers had no authority to execute the same.

         J. Operator of Wells. Pursuant to the business purpose of the Company described in Paragraph 2.6 above, the Members agree that Well Renewal, Inc. shall be initially responsible for the management and operation of the oil wells. If Well Renewal, Inc. fails or is otherwise unable to properly manage and/or operate the oil wells, the Manager may replace Well Renewal, Inc. with a new Person for the management and operation of the oil wells. All costs and expenses associated with locating, hiring and paying any new Person for the management and operation of the wells shall be deducted from, and prior to, any distribution of any Net Profit, described in Paragraph 6.1, then payable to Well Renewal, Inc.

5.11 Limited Liability. No person who is a Manager or officer or both a Manager and officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Manager or officer or both a Manager and officer of the Company.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

                                   ARTICLE 6
           ALLOCATIONS OF NET PROCEEDS AND NET LOSS AND DISTRIBUTIONS

6.1  Allocations of Net Profit and Net Loss.

     A. Net Loss. Net Loss shall be allocated to the Members in proportion to their Percentage Interests.

        Notwithstanding the previous sentence, loss allocations to a Member shall be made only to the extent that such loss allocations will not create a deficit Capital Account balance for that Member in excess of an amount, if any, equal to such Member's share of Company Minimum Gain that would be realized on a foreclosure of the Company's property. Any loss not allocated to a Member because of the foregoing provision shall be allocated to the other Members (to the extent the other Members are not limited in respect of the allocation of losses under this Section 6.1(A)). Any loss reallocated under this
Section 6.1(A) shall be taken into account in computing subsequent allocations of income and losses pursuant to this Article VI, so that the net amount of any item so allocated and the income and losses allocated to each Member pursuant to this Article VI, to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to this Article VI if no reallocation of losses had occurred under this Section 6.1(A).

     B. Net Profit. Net Profit shall be allocated to the Members at such times and in such amounts as it becomes available from time to time, or at the reasonable request of any Member, and subject to payments, obligations and a reasonable reserve, as follows:

         FIRST, one hundred percent (100%), pro-rata, to each Paying Member which has made contributions pursuant to Section 3.2.B until such time as each Paying Member has been repaid in full, the contributions made pursuant to Section 3.2.B.

         SECOND, seventy percent (70%) to Global Resource Corporation and thirty percent (30%) to Well Renewal, Inc. until such time as Global Resource Corporation's entire Capital Contribution as described in EXHIBIT A is repaid in full.

         THIRD, seventy percent (70%) to Well Renewal, Inc. and thirty percent (30%) to Global Resource Corporation until such time as Well Renewal, Inc. has been paid the full purchase price of $100,000 for the "Machine" as described in the Contract of Assignment of NCO2 Injection Machine by and between Well Renewal, Inc. and the Company.

         FOURTH, fifty percent (50%) to Well Renewal, Inc. and fifty percent (50%) to Global Resource Corporation.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

6.2  Special Allocations.

     A. Minimum Gain Chargeback. Notwithstanding Section 6.1, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) in an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain that is allocable to the disposition of Company property, subject to a Nonrecourse Liability, which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(g)(2). Allocations pursuant to this Section 6.2A shall be made in proportion to the amounts required to be allocated to each Member under this Section 6.2A. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f). This Section 6.2A is intended to comply with the minimum gain chargeback requirement contained in Regulations
Section 1.704-2(f) and shall be interpreted consistently therewith.

     B. Chargeback of Minimum Gain Attributable to Member Nonrecourse Debt. Notwithstanding Section 6.1 of this Agreement, if there is a net decrease in Company Minimum Gain attributable to a Member Nonrecourse Debt, during any Fiscal Year, each member who has a share of the Company Minimum Gain attributable to such Member Nonrecourse Debt (which share shall be determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) in an amount equal to that portion of such Member's share of the net decrease in Company Minimum Gain attributable to such Member Nonrecourse Debt that is allocable to the disposition of Company property subject to such Member Nonrecourse Debt (which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(i)(5)). Allocations pursuant to this Section 6.2B shall be made in proportion to the amounts required to be allocated to each Member under this Section 6.2B. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 6.2B is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

     C. Nonrecourse Deduction. Notwithstanding Section 6.1, any nonrecourse deductions (as defined in Regulations Section 1.704-2(b)(1)) for any Fiscal Year or other period shall be specially allocated to the Members in proportion to their Percentage Interests.

     D. Member Nonrecourse Deductions. Notwithstanding Section 6.1, those items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such items are attributable in accordance with Regulations Section 1.704-2(i).

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

     E. Qualified Income Offset. Notwithstanding Section 6.1, if a Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), or any other event creates a deficit balance in such Member's Capital Account in excess of such Member's share of Company Minimum Gain, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such excess deficit balance as quickly as possible. Any special allocations of items of income and gain pursuant to this Section 6.2E shall be taken into account in computing subsequent allocations of income and gain pursuant to this Article VI so that the net amount of any item so allocated and the income, gain, and losses allocated to each Member pursuant to this Article VI to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Section 6.2E if such unexpected adjustments, allocations, or distributions had not occurred.

6.3 Code Section 704(c) Allocations. Notwithstanding any other provision in this
Article VI, in accordance with Code Section 704(c) and the Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of contribution. Allocations pursuant to this Section 6.3 are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Member's Capital Account or share of profits, losses, or other items of distributions pursuant to any provision of this Agreement.

6.4 Allocation of Net Profit and Loss and Distributions in Respect of Transferred Interest. If any Membership Interest is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year of the Company, each item of income, gain, loss, deduction, or credit of the Company for such Fiscal Year shall be assigned pro rata to each day in the particular period of such Fiscal Year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise included) and the amount of each such item so assigned to any such day shall be allocated to the Member based upon his respective Membership Interest at the close of such day.

         However, for the purpose of accounting convenience and simplicity, the Company shall treat a transfer of, or an increase or decrease in, a Membership Interest which occur at any time during a semi-monthly period (commencing with the semi-monthly period including the date hereof) as having been consummated on the last day of such semi-monthly period, regardless of when during such semi-monthly period such transfer, increase, of decrease actually occurs (i.e., sales and dispositions made during the first fifteen (15) days of any month will be deemed to have been made on the 15th day of the month).

         Notwithstanding any provision above to the contrary, gain or loss of the Company realized in connection with a sale or other disposition of any of the assets of the Company shall be allocated solely to the parties owning Membership Interests as of the date such sale or other disposition occurs.

6.5 Distribution of Distributable Cash or Assets by the Company. Subject to applicable law and any limitations contained elsewhere in this Agreement (including Section 10.5), the Manager may elect from time to time to, or any Member may request that the Manager, distribute Distributable Cash or assets to the Members in proportion to their Percentage Interests. Neither the Company nor any Manager shall incur any liability for making distributions in accordance with this Section 6.5.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

6.6 Form of Distribution; Reserves. A Member, regardless of the nature of the Member's Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money. No Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members. Except upon a dissolution and the winding up of the Company, no Member may be compelled to accept a distribution of any asset in kind.

         Pending distribution, the Company shall keep reserves for working capital and investment, the amount of which shall be determined by the Manager.

6.7      Restriction on Distributions.

     A. No distribution shall be made if, after giving effect to the distribution:

         (i) The Company would not be able to pay its debts as they become due in the usual course of business.

         (ii) The Company's total assets would be less than the sum of its total liabilities plus, unless this Agreement provides otherwise, the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights of other Members, if any, upon dissolution that are superior to the rights of the Member receiving the distribution.

     B. The Manager may base a determination that a distribution is not prohibited on any of the following:

         (i) Financial statement prepared on the basis of accounting practices and principles that are reasonable in the circumstances.

         (ii)  A fair valuation.

         (iii) Any other method that is reasonable in the circumstances.

         Unless otherwise provided by the Corporations Code, the effect of a distribution is measured as of the date the distribution is authorized if the payment occurs within 120 days after the date of authorization, or the date payment is made if it occurs more than 120 days of the date of authorization.

     C. A Member or Manager who votes for a distribution in violation of this Agreement or the Act is personally liable to the Company for the amount of the distribution that exceeds what could have been distributed without violating this Agreement or the Act if it is established that the Member or Manager did not act in compliance with Section 6.7 B or Section 10.4. Any Member or Manager who is so liable shall be entitled to compel contribution from (i) each other Member or Manager who also is so liable and (ii) each Member for the amount the Member received with knowledge of facts indicating that the distribution was made in violation of this Agreement or the Act.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

6.8 Return of Distribution. Except for distributions made in violation of the Act or this Agreement, no Member or Economic Interest Owner shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. The amount of any distribution returned to the Company by a Member or Economic Interest Owner or paid by a Member or Economic Interest Owner for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member or Economic Interest Owner.

6.9 Obligations of Members to Report Allocations. The Members are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of Company income and loss for income tax purposes.

                                   ARTICLE 7
                      TRANSFER AND ASSIGNMENT OF INTERESTS

7.1 Transfer and Assignment of Interests. No Member shall be entitled to transfer, assign, convey, sell, encumber or in any way alienate all or any part of his Membership Interest except as permitted in Sections 7.4 and 7.8 below or with the prior written consent of all of the other Members, which consent may be given or withheld, conditioned or delayed (as allowed by this Agreement or the Act), as the other Members may determine in their sole discretion. Transfers in violation of this Article VII shall only be effective to the extent set forth in
Section 7.7. After the consummation of any transfer of any part of a Membership Interest, the Membership Interest so transferred shall continue to be subject to the terms and provisions of this Agreement and any further transfers shall be required to comply with all the terms and provisions of this Agreement.

7.2 Further Restrictions on Transfer of Membership Interest. In addition to other restrictions found in this Agreement, no Member shall transfer, assign, convey, sell, encumber or in any way alienate all or any part of his Membership Interest if the Membership Interest to be transferred, assigned, sold or exchanged, when added to the total of all other Membership Interests sold or exchanged in the preceding twelve (12) consecutive months prior thereto, would cause the termination of the Company under the Code, as determined by the Manager.

7.3 Substitution of Members. A transferee of a Membership Interest shall have the right to become a substitute Member only if (i) the requirements of Sections
7.1 and 7.2 relating to unanimous consent of Members, securities and tax requirements hereof are met, (ii) such Person executes an instrument satisfactory to the Manager accepting and adopting the terms and provisions of this Agreement, and (iii) such Person pays any reasonable expenses in connection with his admission as a new Member. The admission of a substitute Member shall not result in the release of the Member who assigned the Membership Interest from any liability that such Member may have to the Company.

7.4 Permitted Transfers. The Membership Interest of any Member may be transferred subject to compliance with Section 7.2, upon consent of all Members, which shall not be unreasonably withheld, by the Member (i) by inter vivos gift or by testamentary transfer to any spouse, parent, sibling, in-law, child or grandchild of the Member, or to a trust for the benefit of the Member or such spouse, parent, sibling, in-law, child or grandchild of the Member, or (ii) to any Affiliate of the Member; it being agreed that in executing this Agreement, each Member has consented to such transfers.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

7.5 Effective Date of Permitted Transfers. Any permitted transfer of all or any portion of a Membership Interest shall be effective as of the date upon which the requirements of Sections 7.1, 7.2 and 7.3 have been met. The Members shall be provided with written notice of such transfer as promptly as possible after the requirements of Sections 7.1, 7.2 and 7.3 have been met. Any transferee of a Membership Interest shall take subject to the restrictions on transfer imposed by this Agreement.

7.6 Right of Legal Representatives. If a Member who is an individual dies or is adjudged by a court of competent jurisdiction to be incompetent to manage the Member's person or property, the Member's executor, administrator, guardian, conservator, or other legal representative ("Representative") may exercise all of the Member's rights for the purpose of settling the Member's estate or administering the Member's property, including any power the Member has under the Articles or this Agreement to give an assignee the right to become a Member. If the Member is a corporation, trust, or other entity and is dissolved or terminated, the powers of that Member may be exercised by his legal representative or successor.

7.7 No Effect to Transfers in Violation of Agreement. Upon any transfer of a Membership Interest in violation of this Article VII, the transferee shall have no right to vote or participate in the management of the business, property and affairs of the Company or to exercise any rights of a Member. Such transferee shall only be entitled to become an Economic Interest Owner and thereafter shall only receive the share of one or more of the Company's Net Profit, Net Loss and distributions of the Company's assets to which the transferor of such Economic Interest would otherwise be entitled. Notwithstanding the immediately preceding sentences, if, in the determination of the Members, a transfer in violation of this Article VII would cause the termination of the Company under the Code, in the sole discretion of the Members, the transfer shall be null and void and the purported transferee shall become neither a Member nor an Economic Interest Owner.

         Upon and contemporaneously with any transfer, assignment, conveyance or sale (whether arising out of an attempted charge upon that Member's Economic Interest by judicial process, a foreclosure by a creditor of the Member or otherwise) of a Member's Economic Interest which does not at the same time transfer the balance of the rights associated with the Membership Interest transferred by the Member (including, without limitation, the rights of the Member to vote or participate in the management of the business, property and affairs of the Company), the Company shall purchase from the Member, and the Member shall sell to Company for a purchase price of $100, all remaining rights and interests retained by the Member that immediately before the transfer, assignment, conveyance or sale were associated with the transferred Economic Interest. Such purchase and sale shall not, however, result in the release of the Member from any liability to the Company as a Member.

         Each Member acknowledges and agrees that the right of the Company to purchase such remaining rights and interests from a Member who transfers a Membership Interest in violation of this Article VII is not unreasonable under the circumstances existing as of the date hereof.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

7.8 Right of First Refusal. Each time a Member proposes to transfer, assign, convey, sell, encumber or in any way alienate all or any part of his Membership Interest (or as required by operation of law or other involuntary transfer to do so) other than pursuant to Section 7.4, such Member shall first offer such Membership Interest to the Company and the non-transferring Members in accordance with the following provisions:

     A. Such Member shall deliver a written notice to the Company and the other Members stating (i) such Member's bona fide intention to transfer such Membership interest, (ii) the name and address of the proposed transferee, (iii) the Membership Interest to be transferred, and (iv) the purchase price and terms of payment for which the Member proposes to transfer such Membership Interest.

     B. Within thirty (30) days after receipt of the notice described in Section 7.8(A), each non-transferring Member shall notify the Manager and the transferring Member in writing of his desire to purchase a portion of the Membership Interest being so transferred. The failure of any Member to submit a notice within the applicable period shall constitute an election on the part of that Member not to purchase any of the Membership Interest which may be so transferred. Each Member so electing to purchase shall be entitled to purchase a portion of such Membership Interest in the same proportion that the Percentage Interest of such Member bears to the aggregate of the Percentage Interests of all of the Members electing to so purchase the Membership Interest being transferred. In the event any Member elects to purchase none or less than all of his pro rata share of such Membership Interest, then the other Members can elect to purchase more than their pro rata share. If such Members fail to purchase the entire Membership Interest being transferred, the Company may purchase any remaining share of such Membership Interest.

     C. Within ninety (90) days after receipt of the notice described in Section 7.8(A) the Company and the Members electing to purchase such Membership Interest shall have the first right to purchase or obtain such Membership Interest upon the price and terms of payment designated in such notice. If such notice provides for the payment of non-cash consideration, the Company and such purchasing Members each may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the non-cash consideration offered as determined by the Manager.

     D. If the Company or the other Members elect not to purchase or obtain all of the Membership Interest designated in such notice, then the transferring Member may transfer the Membership Interest described in the notice to the proposed transferee, providing such transfer (i) is completed within thirty (30) days after the expiration of the Company's and the other Members' right to purchase such Membership Interest, (ii) is made on terms no less favorable to the transferring Member than as designated in the notice, and (iii) the requirements of Sections 7.1, 7.2 and 7.3 relating to unanimous consent of Members, securities and tax requirements hereof are met. If such Membership Interest is not so transferred, the transferring Member must give notice in accordance with this Section prior to any other or subsequent transfer of such Membership Interest.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

                                   ARTICLE 8
                       CONSEQUENCE OF DEATH, DISSOLUTION,
                 WITHDRAWAL, RETIREMENT OR BANKRUPTCY OF MEMBER

8.1 Dissolution Event. Upon the occurrence of a Dissolution Event, the Company shall dissolve unless all of the remaining Members ("Remaining Members") consent within ninety (90) days of the Dissolution Event to the continuation of the business of the Company, and, if required by the Corporations Code, an additional Member is admitted to the Company. In the event the Remaining Members do not consent to the continuation of the business of the Company, the Company's name and any service marks or trademarks shall be distributed to the Remaining Members in the dissolution of the Company.

8.2 Purchase of Interest. If the Remaining Members consent to the continuation of the business of the Company, the Company and/or the Remaining Members shall purchase, and the Member whose actions or conduct resulted in the Dissolution Event ("Former Member") or such Former Member's legal representative shall sell, the Former Member's Membership Interest ("Former Member's Interest") as provided in this Article VIII to avoid dissolution of the Company.

8.3 Purchase Price. Upon such election to purchase the Member's Interest of a withdrawn or resigning Member, the purchase price for the Former Member's Interests shall be the Capital Account balance of the Former Member as adjusted pursuant to Section 3.3; provided, however, that if the Former Member, such Former Member's legal representative or the Company, deems the Capital Account balance to vary from the fair market value of the Former Member's Interest by more than ten percent (10%), such party may, but shall not be obligated to require an appraisal by providing notice of the request for appraisal within thirty (30) days after the determination of the Remaining Members to continue the business of the Company. "Fair market value" shall be computed by applying an appropriate discount factor given the illiquidity of the Member's Interest and voting or other restrictions imposed upon minority or majority interests under this Agreement. In such event, the value of the Former Member's Interest shall be determined by three (3) independent appraisers, one selected by the Former Member or such Former Member's legal representative, one selected by the Company, and one selected by the two appraisers so named. The fair market value of the Former Member's Interest shall be the average of the two appraisals closest in amount to each other. In the event the fair market value is determined to vary from the Capital Account balance by less than ten percent (10%), the party requesting such appraisal shall pay all expense of all the appraisals incurred by the party offering to enter into the transaction at the Capital Account valuation. In all other events, the party requesting the appraisal shall pay one-half of such expense and the other party shall pay one-half of such expense. Notwithstanding the foregoing, if the Dissolution Event results from a breach of this Agreement by the Former Member, the purchase price shall be reduced by an amount equal to the damages suffered by the Company or the Remaining Members as a result of such breach.

8.4 Notice of Intent to Purchase. Within thirty (30) days after the Company and the Remaining Members have been notified as to the purchase price of the Former Member's Interest determined in accordance with Section 8.3, the Company shall notify the Former Member in writing of its desire to purchase all or a portion of the Former Member's Interest. The failure of the Company to submit a notice within the applicable period shall constitute an election on the part of the Company not to purchase any of the Former Member's Interest. The Company shall be entitled to purchase up to 100% of the Former Member's Interest.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

8.5 Election to Purchase Less Than All of the Former Member's Interest. If the Company elects to purchase none or less than all of the Former Member's Interest, then the Remaining Members can elect to purchase their pro rata share. In such instance, each Remaining Member shall notify the Former Member in writing of his desire to purchase a portion of the Former Member's Interest. The failure of any Remaining Member to submit a notice within the applicable period shall constitute an election on the part of the Member not to purchase any of the Former Member's Interest. Each Remaining Member so electing to purchase shall be entitled to purchase a portion of the Former Member's Interest in the same proportion that the Percentage Interest of the Remaining Member bears to the aggregate of the Percentage Interests of all of the Remaining Members electing to purchase the Former Member's Interest. If any Remaining Member elects to purchase none or less than all of his pro rata share of the Former Member's Interest, then the other Remaining Members can elect to purchase more than their pro rata share. If the Remaining Members fail to purchase the entire interest of the Former Member, the Company shall purchase any remaining share of the Former Member's Interest.

8.6 Payment of Purchase Price. The purchase price shall be paid by the Company or the Remaining Members, as the case may be, at the closing by either of the following methods, each of which may be selected separately by the Company or the Remaining Members:

     A. The Company or the Remaining Members shall at the closing pay in the cash the total purchase price for the Former Member's Interest; or

     B. The Company or the Remaining Members shall deliver a promissory note at the closing for the total purchase price for the Former Member's Interest, which promissory note shall be payable in four (4) equal annual principal installments, plus accrued interest at six percent (6%) per annum, and be payable each year on the anniversary date of the closing. The Company and the Remaining Members shall have the right to prepay in full or in part such promissory note at any time without penalty. The obligation, if the Member's Interest is purchased by a Remaining Member, shall be secured by a pledge of the Membership Interest being purchased.

The Company may obtain "key-man" life insurance policies with respect to the lives of any Member. In the event that the Dissolution Event is the death of the Former Member and such "key-man" life insurance is in place, any benefits under any such "key-man" life insurance policy which are actually paid shall be credited towards the purchase price, irrespective of whether such benefits are paid directly to the Company or to any beneficiary under such policy.

8.7 Closing of Purchase of Former Member's Interest. The closing for the sale of a Former Member's Interest pursuant to this Article VIII shall be held at 10:00 a.m. at the principal office of Company no later than sixty (60) days after the determination of the purchase price, except that if the closing date falls on a Saturday, Sunday, or Nevada legal holiday, then the closing shall be held on the next succeeding business day. At the closing, the Former Member or such Former Member's legal representative shall deliver to the Company or the Remaining Members an instrument of transfer (containing warranties of title and no encumbrances) conveying the Former Member's Interest. The Former Member or such Former Member's legal representative, the Company and the Remaining Members shall do all things and execute and deliver all papers as may be necessary fully to consummate such sale and purchase in accordance with the terms and provisions of this Agreement.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

8.8 Purchase Terms Varied by Agreement. Nothing contained herein is intended to prohibit Members from agreeing upon other terms and conditions for the purchase by the Company or any Member of the Membership Interest of any Member in the Company desiring to retire, withdraw or resign, in whole or in part, as a Member other than pursuant to a Dissolution Event.

8.9 Offers to Purchase or Sell Membership Interest. Notwithstanding the foregoing provisions of this Article VIII, any Member may, at any time, submit an offer to purchase all of the other Member's Membership Interest or to sell all of the Member's Membership Interest to the other Member on any terms and/or at any price.

                                   ARTICLE 9
                    ACCOUNTING, RECORDS, REPORTING BY MEMBERS

9.1 Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods followed for federal income tax purposes. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office in Nevada all of the following:

     A. A current list of the full name and last known business or residence address of each Member and Economic Interest Owner set forth in alphabetical order, together with the Capital Contributions, Capital Account, and Percentage Interest of each Member and Economic Interest Owner;

     B. A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

     C. Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

     D. A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

     E. Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years;

     F. The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years; and

     G. The names and addresses of any Manager.

PAGE 25
OPERATING AGREEMENT FOR WELL RENEWAL, LLC

9.2  Delivery to Members and Inspection.

     A. Upon the request of any Member or Economic Interest Owner for purposes reasonably related to the interest of that Person as a Member or Economic Interest Owner, the Company shall promptly cause the Manager or his designee to deliver to the requesting Member or Economic Interest Owner, at the expense of the Company, a copy of the information set forth in Section 9.1 and a copy of this Agreement.

     B. Each Member and Economic Interest Owner has the right, upon reasonable request for purposes reasonably related to the interest of the Person as Member or Economic Interest Owner, to:

        (i) inspect and copy during normal business hours any of the Company records described in Sections 9.1(A) and (B); and

        (ii) obtain from the Company, promptly after their becoming available, a copy of the Company's federal, state, and local income tax or information returns for each Fiscal Year.

     C. Any request, inspection or copying by a Member or Economic Interest Owner under this Section 9.2 may be made by that Person or that Person's agent or attorney.

     D. The Company shall promptly furnish to a Member a copy of any amendment to the Articles or this Agreement executed by a Member pursuant to a power of attorney from the Member.

9.3  Annual Statements.

     A. The Manager shall cause an annual report to be sent to each of the Members not later than 120 days after the close of the Fiscal Year. The report shall contain a balance sheet as of the end of the Fiscal Year and an income statement for the Fiscal Year.

     B. The Manager shall cause to be prepared at least annually, at Company expense, information necessary for the preparation of the Members and Economic Interest Owners federal and state income tax returns. The Manager shall send or cause to be sent to each Member or Economic Interest Owner within 90 days after the end of each taxable year such information as is necessary to complete federal and state income tax or information returns.

     C. The Manager shall cause to be filed at least annually with the Nevada Secretary of State the lists required under Nevada Revised Statutes, Title 7, Chapter 86.

9.4 Financial and Other Information. The Manager shall provide such financial and other information relating to the Company or any other Person in which the Company owns, directly or indirectly, an equity interest, as a Member may reasonably request.

9.5 Filings. The Manager, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Manager, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Articles and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations. If the Manager are required by the Act to execute or file any document fails, after demand, to do so within a reasonable period of time or refuses to do so, any Member may prepare, execute and file that document with the Nevada Secretary of State.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

9.6 Bank Accounts. The Manager shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

9.7 Accounting Decisions and Reliance On Others. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Manager. The Manager may rely upon the advice of their accountants as to whether such decisions are in accordance with accounting methods followed for federal income tax purposes.

9.8 Tax Matters for the Company Handled by Manager and Tax Matters Partner. Rick F. Schmidt shall be the initial Tax Matters Partner, as defined in Code
Section 6231. The Tax Matters Partner shall from time to time cause the Company to make such tax elections as he deems to be in the best interests of the Company and the Members. The Tax Matters Partner shall represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend the Company funds for professional services and costs associated therewith. The Tax Matters Partner shall oversee the Company tax affairs in the overall best interests of the Company. If for any reason the Tax Matters Partner can no longer serve in that capacity or ceases to be a Member or Manager, the Members, by their unanimous vote or consent, may designate another Member to be Tax Matters Partner.

                                   ARTICLE 10
                           DISSOLUTION AND WINDING UP

10.1 Dissolution. The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

     A. Upon the happening of any event of dissolution specified in the Articles;

     B. Upon the entry of a decree of judicial dissolution;

     C. Upon the vote, approval or consent of the Manager and of Members holding a Majority in Interest in the Company;

     D. The occurrence of a Dissolution Event and the failure of the Remaining Members to consent in accordance with Section 8.1 to continue the business of the Company within ninety (90) days after the occurrence of such event;

     E. The sale of all or substantially all of the assets of the Company; or

PAGE 27
OPERATING AGREEMENT FOR WELL RENEWAL, LLC

     F. In the event Global Resource Corporation's entire Capital Contribution, as described in EXHIBIT A, has not been is repaid in full within 15 months from the date of this Agreement, at the written request of Global Resource Corporation.

10.2 Certificate of Dissolution. As soon as possible following the occurrence of any of the events specified in Section 10.1, the Manager who has not wrongfully dissolved the Company or, if none, the Members, shall execute Articles of Dissolution in such form as shall be prescribed by the Nevada Secretary of State and file the Certificate as required by the Act.

10.3 Winding Up. Upon the occurrence of any event specified in Section 10.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Manager who has not wrongfully dissolved the Company, or, if none, the Members, shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the liabilities of the Company and assets, shall either cause its assets to be sold or distributed, and if sold as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 10.5. In the event a Member withdraws as a Member of the Company and the Remaining Members do not consent to the continuation of the business of the Company, the Company's name and any service marks or trademarks owned or used by the Company (the "Name Assets") shall be distributed to the Remaining Members in the dissolution of the Company. The Persons winding up the affairs of the Company shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company. The Manager or Members winding up the affairs of the Company shall be entitled to reasonable compensation for such services.

10.4 Distributions in Kind. Any non-cash asset distributed to one or more Members shall first be valued at its fair market value to determine the Net Profit or Net Loss that would have resulted if such asset were sold for such value, such Net Profit or Net Loss shall then be allocated pursuant to Article VI, and the Members' Capital Accounts shall be adjusted to reflect such allocations. Notwithstanding the foregoing, in the event of a dissolution of the Company caused by the withdrawal of a Member, the Name Assets distributed to the Remaining Members shall be valued at zero. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or to which such Member takes subject). The fair market value of such asset shall be determined by the Manager or by the Members or if any Member objects by an independent appraiser (any such appraiser must be recognized as an expert in valuing the type of asset involved) selected by the Manager or liquidating trustee and approved by the Members.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

10.5  Order of Payment of Liabilities Upon Dissolution.

      A. After determining that all known debts and liabilities of the Company in the process of winding-up, including, without limitation, debts and liabilities to Members who are creditors of the Company, have been paid or adequately provided for, the remaining assets shall be distributed: first, to Global Resource Corporation until the balance of its Capital Account has been repaid, second, to Well Renewal, Inc. until a total of $100,000 has been paid in accordance with this paragraph in conjunction with paragraph 6.1B and third, to the Members in accordance with their positive Capital Account balances, after taking into account income and loss allocations for the Company's taxable year during which liquidation occurs, and thereafter, to the Members in accordance with their Percentage Interests. Such liquidating distributions shall be made by the end of the Company's taxable year in which the Company is liquidated, or, if later, within ninety (90) days after the date of such liquidation.

     B. The payment of a debt or liability, whether the whereabouts of the creditor is known or unknown, has been adequately provided for if the payment has been provided for by either of the following means:

        (i) Payment thereof has been assumed or guaranteed in good faith by one or more financially responsible persons or by the United States government or any agency thereof, and the provision, including the financial responsibility of the Person, was determined in good faith and with reasonable care by the Members or the Manager to be adequate at the time of any distribution of the assets pursuant to this Section.

        (ii) The amount of the debt or liability has been deposited as provided in the Corporations Code.

                  This Section 10.5(B) shall not prescribe the exclusive means of making adequate provision for debts and liabilities.

10.6 Compliance with Regulations. All payments to the Members upon the winding and dissolution of Company shall be strictly in accordance with the positive capital account balance limitation and other requirements of Regulations Section 1.704-l(b)(2)(ii)(d).

10.7 Limitations on Payments Made in Dissolution. Except as otherwise specifically provided in this Agreement, each Member shall only be entitled to look solely at the assets of Company for the return of his positive Capital Account balance and shall have no recourse for his Capital Contribution and/or share of Net Profit (upon dissolution or otherwise) against the Manager or any other Member except as provided in Article XI.

10.8 Articles of Dissolution. The Manager or Members who wind up the Company shall cause to be filed in the office of, and on a form prescribed by, the Nevada Secretary of State, Articles of Dissolution upon the completion of the winding up of the affairs of the Company.

10.9 No Action for Dissolution. Except as expressly permitted in this Agreement, a Member shall not take any voluntary action that directly causes a Dissolution Event. The Members acknowledge that irreparable damage would be done to the goodwill and reputation of the Company if any Member should bring an action in court to dissolve the Company under circumstances where dissolution is not required by Section 10.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Economic Interests. Accordingly, except where the Manager have failed to liquidate the Company as required by this Article X, each Member hereby waives and renounces his right to initiate legal action to seek the appointment of a receiver or trustee to liquidate the Company or to seek a decree of judicial dissolution of the Company on the ground that (a) it is not reasonably practicable to carry on the business of the Company in conformity with the Articles or this Agreement, or (b) dissolution is reasonably necessary for the protection of the rights or interests of the complaining Member. Damages for breach of this Section 10.9 shall be monetary damages only (and not specific performance), and the damages may be offset against distributions by the Company to which such Member would otherwise be entitled.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC
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                                   ARTICLE 11
                          INDEMNIFICATION AND INSURANCE

11.1 Indemnification of the Manager. The Manager shall use ordinary care and reasonable diligence in the management of Company business. The Manager shall not be liable for any error of judgment or for any loss suffered by the Company or any Member therein in connection with their management of the Company, except a loss resulting from willful misfeasance, bad faith, or gross negligence on its part in the performance of, or from reckless disregard of its obligations and duties under this Agreement. The Manager shall not be liable to any Member for any mistake or from the negligence, fraud or willful misconduct of any employee or agent of the Company, provided that such employee or agent was selected, engaged or retained by the Manager with reasonable care. The Company shall indemnify and save harmless the Manager from any personal loss or damage incurred by them by reason of any act performed by them for or on behalf of the Company and in furtherance of its interests, in accordance with the provisions of the Act or any amendment to the Act; provided, however, that the Members shall not become liable for the obligations of the Company in excess of their capital contributions to the Company. The Manager may consult with legal counsel selected by the Company, and any action taken or omitted to be taken by them in good faith in reliance and in accordance with the opinion or advice of such counsel shall be full protection and justification to them with respect to the action taken or omitted to be taken on behalf of the Company.

11.2 Indemnification of Agents. The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a Member, Manager, officer, employee or other agent of the Company or that, being or having been such a Member, Manager, officer, employee or agent, he is or was serving at the request of the Company as a Manager, director, officer, employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an "agent"), to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit. The Manager may, on behalf of the Company, enter into indemnity agreements from time to time with any Person entitled to be indemnified by the Company hereunder, upon such terms and conditions as the Manager deems appropriate in their business judgment.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC
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11.3  Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as an agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Sections 11.1, 11.2 or under applicable law.

                                   ARTICLE 12
                                  MISCELLANEOUS

12.1 Counsel to the Company. Counsel to the Company may also be counsel to one or more Members or any Affiliate of a Member. The Manager may execute, on behalf of the Company and the Members, any consent to the representation of the Company that counsel may request pursuant to the Nevada professional conduct rules or similar rules in any other jurisdiction ("Rules"). The Company has initially selected Spectrum Law Group, LLP ("Company Counsel") as legal counsel to the Company. Company Counsel also currently represents Global Resource Corporation. The Manager and Members acknowledge that Company Counsel may have an actual or potential conflict of interest in concurrently representing the Company and any of its Members and hereby waive and release any claim relating to a conflict of interest arising from, or relating to, Company Counsel's concurrent representation of the Company and any Member. Further, the Manager and Members acknowledge that Company Counsel does not represent Well Renewal, Inc. and in the absence of a clear and explicit agreement to such effect between Well Renewal, Inc. and Company Counsel, Company Counsel shall owe no duties directly to Well Renewal, Inc.

12.2 Conversion. Upon the consent of a Majority in Interest of the Members, the Manager may either (i) convert the Company into a corporation pursuant to the Act, or (ii) otherwise reorganize as a corporation, whether by merger, transfer of assets, or transfer of Membership Interests, in order to facilitate a public offering of securities, or for other reasons which the Manager deems to be in the best interest of the business of the Company.

12.3 Complete Agreement. This Agreement and the Articles constitute the complete and exclusive statement of agreement among the Members and the Manager with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by and among the Members and the Manager or any of them. No representation, statement, condition or warranty not contained in this Agreement or the Articles will be binding on the Members or the Manager or have any force or effect whatsoever. To the extent that any provision of the Articles conflict with any provision of this Agreement, the Articles shall control.

12.4 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective successors and assigns.

12.5 Parties in Interest. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Members and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

12.6 Pronouns; Statutory Reference. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act, Corporations Code or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

12.7 Headings. All headings herein are inserted only for convenience of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

12.8 Interpretation. In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or his counsel.

12.9 References to this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

12.10 Jurisdiction. Each Member hereby consents to the exclusive jurisdiction of the state and federal courts sitting in the State of California, County of Orange, in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each Member further agrees that personal jurisdiction over him may be effected by service of process by registered or certified mail addressed as provided in EXHIBIT A of this Agreement, and that when so made shall be as if served upon him personally within the State of California.

12.11 Disputed Matters. Except as otherwise provided in this Agreement, each party hereby agrees that any suit, action or proceeding arising out of or relating to this Agreement shall be brought in either the United States District Court for the Central District of California or a Superior Court of the State of California in the County of Orange, and the parties hereby irrevocably and unconditionally submit to the jurisdiction of such courts. The parties hereby agree to waive trial by jury in any such suit, action or proceeding. The parties irrevocably waive and agree not to raise any objection any of them might now or hereafter have to the bringing of any such suit, action or proceeding in any such court including, without limitation, any objection that the place where such court is located is an inconvenient forum. Each party agrees that any judgment or order against that party in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon that party and consents to any such judgment or order being recognized and enforced in the courts of its jurisdiction of incorporation or organization or any other courts, by registration or entry of such judgment or order, by a suit, action or proceeding upon such judgment or order, or any other means available for enforcement of judgments or orders.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

12.12 Appointment of Manager as Attorney-In-Fact. Each Member, by executing this Agreement, irrevocably constitutes and appoints the Manager named herein and such persons acting alone as such Member's true and lawful attorneys-in-fact and agent, with full power and authority in such Member's name, place, and stead to execute, acknowledge, and deliver, and to file or record in any appropriate public office: (a) any certificate or other instrument that may be necessary, desirable, or appropriate to qualify the Company as a limited liability company or to transaction business as such in any jurisdiction in which the Company conducts business; (b) any certificate or amendment to the Company's Articles of Organization or to any certificate or other instrument that may be necessary, desirable, or appropriate to reflect an amendment approved by the Members in accordance with the provisions of this Agreement; (c) any certificates or instruments that may be necessary, desirable, or appropriate to reflect the dissolution and winding up of the Company; and (d) any certificates necessary to comply with the provisions of this Agreement. This power of attorney will be deemed to be coupled with an interest and will survive the transfer of the Member's Economic Interest or Membership Interest. Notwithstanding the existence of this power of attorney, each Member agrees to join in the execution, acknowledgment, and delivery of the instruments referred to above if requested to do so by the Manager. This power of attorney is a limited power of attorney and does not authorize the Manager to act on behalf of a Member except as described herein.

12.13 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby and shall remain valid and operative.

12.14 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

12.15 Notices. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member at the address specified in EXHIBIT A hereto. Any party may, at any time by giving five (5) days' prior written notice to the other parties, designate any other address in substitution of the foregoing address to which such notice will be given.

12.16 Amendments. All amendments to this Agreement must be agreed to by a Majority in Interest and shall be made in writing and signed by all of the Members.

12.17 Reliance on Authorization of Person Signing Agreement. If a Member is not a natural person, neither the Company nor any Member will (a) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual or
(b) be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

12.18 No Interest in Company Property; Waiver of Action for Partition. No Member or Economic Interest Owner has any interest in specific property of the Company. Without limiting the foregoing, each Member and Economic Interest Owner irrevocably waives during the term of the Company any right that he may have to maintain any action for partition with respect to the property of the Company.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

12.19 Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12.20 Attorney Fees. In the event that any dispute between the Company and the Members or among the Members should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees and expenses.

12.21 Time is of the Essence. All dates and times in this Agreement are of the essence.

12.22 Remedies Cumulative. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

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OPERATING AGREEMENT FOR WELL RENEWAL, LLC

IN WITNESS WHEREOF, all of the Members of Well Renewal, LLC, a Nevada limited liability company, have executed this Agreement, effective as of the date written above.


                                            MEMBERS:


                                            GLOBAL RESOURCE CORPORATION




                                            /s/ Richard D. Mangiarelli
                                            ------------------------------------
                                            By: Richard D. Mangiarelli
                                            Its: Chief Executive Officer




                                            WELL RENEWAL, INC.




                                            /s/ Dewayne C. Green
                                            ------------------------------------
                                            By: Dewayne C. Green
                                            Its: President




MANAGER


WELL RENEWAL, INC.


/s/ Dewayne C. Green
---------------------------
By: Dewayne C. Green
Its: President




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OPERATING AGREEMENT FOR WELL RENEWAL, LLC